                                                                     EXHIBIT 3.2

                                                         ADOPTED: APRIL 27, 1998
                                  ARTICLE IV, SECTION 4 AMENDED OCTOBER 28, 2004

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                            CPI AEROSTRUCTURES, INC.
                            (A NEW YORK CORPORATION)

                                    ARTICLE I

                                     Offices
                                     -------

SECTION 1. Principal office. The principal office of the Corporation within the
State of New York shall initially be in the City of Ronkonkoma, County of
Suffolk.

SECTION 2. Other offices. The Corporation may also have an office other than said principal office at such place or places, either within or without the
State of New York, as the Board of Directors shall from time to time determine as the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Shareholders
                            ------------------------

         SECTION 1. Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose shall be held in the city of
Ronkonkoma, State of New York, at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without the
State of New York, as shall be designated from time to time by the Board of
Directors.

         SECTION 2. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting, commencing with the year subsequent to the year of incorporation, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

         SECTION 3. Special Meetings. Special meetings of the shareholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chairman of the Board, if one shall have been elected, or the President.

         SECTION 4. Notice of Meeting. Notice of the place, date and hour of holding of each annual and special meeting of the shareholders and, unless it is the annual meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope, not less than ten or more than fifty days before the date of such meeting, to each shareholder entitled to vote at such meeting, and, if mailed, it shall be directed to such shareholder at his address as it appears on the record of shareholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed at some other address, in which case it shall be directed to him at such other address. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Board of
Directors, the Chairman of the Board or the President. Notice need not be given to any shareholder who submits a written waiver of notice signed by him either before or after the meeting, in person or by proxy. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Unless the Board of Directors shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

         SECTION 5. Quorum. At all meetings of the shareholders, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be present in person or by proxy to constitute a quorum for the transaction of business, except as otherwise provided by statute. In the absence of a quorum, the holders of a majority of the shares present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 6. Organization. At each meeting of the shareholders, the
Chairman of the Board, if one shall have been elected, or in his absence or if one shall not have elected, the President, shall act as chairman of the meeting.
The Secretary, or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 7. Order of Business. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

         SECTION 8. Voting. Except as otherwise provided by statute or the
Certificate of Incorporation, each holder of record of shares of the Corporation having voting power shall be entitled at each meeting of the shareholders to one vote for each share standing in his name on the record of shareholders of the
Corporation:

         (a)    on the date fixed pursuant to the provisions of Section 6 of
         Article V of these By-Laws as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or

         (b)    if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.

Each shareholder entitled to vote at any meeting of the shareholders may authorize another person or persons to act for him by a proxy signed by such shareholder or his attorney-in-fact.

Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies.
Except as otherwise provided by statute or the Certificate of Incorporation or these By-Laws, any corporate action to be taken by vote of the shareholders shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         SECTION 9. Nominations For Directors. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors in accordance with the procedures set forth herein. Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or person for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not later than 120 days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders or if no annual meeting was held in the previous year then by the end of the fiscal year to which the annual meeting in which the nomination will be made relates. Each notice of a shareholder's intent to make such nomination shall set forth: (i) the name and address of the shareholder who intends to make the nomination and the person or person to be nominated; (ii) a representation that the shareholder is a holder of record of the stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filing pursuant to the proxy rules of the
Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the written consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

         SECTION 10. Business To Be Transacted at Annual Meetings. At each annual meeting, the shareholders shall elect the directors whose terms of office shall expire at such meeting. At any such annual meeting any further proper business may be transacted. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting in accordance with these By-Laws or as prescribed by statute, or (iii) otherwise properly brought before the meeting by a shareholder in accordance with the procedures set forth herein. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than 120 days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders or if no annual meeting was held in the previous year then by the end of the fiscal year for which the annual meeting in which the proposal will be made relates. Any such notice shall set forth as to

each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of
Incorporation or By-Laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such business,
(iii) a representation disclosing (a) the number of shares beneficially owned by such shareholder, (b) the length of time such shares have been held by the shareholder, (c) that the shareholder will continue to own such securities through the annual meeting, and (d) that the shareholder intends to appear in person or by proxy at the meeting to propose such business, and (iv) any material interest of the shareholder in such business. Shareholders wishing to nominate directors for election must comply with the additional requirements of
Section 9 above. No business shall be conducted at an annual meeting of shareholders except in accordance with this Section and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

         SECTION 11. List of Shareholders. A list of shareholders as of the record date, certified by the Secretary of the Corporation or by the transfer agent for the Corporation, shall be produced at any meeting of the shareholders upon the request of any shareholder made at or prior to such meeting.

         SECTION 12. Inspectors. The Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors are not selected in advance of a meeting or any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, acting on his own or on the request of any shareholder entitled to vote at such meeting, appoint one or more inspectors.
Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

                                   ARTICLE III

                               Board of Directors
                               ------------------

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of
 Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by Statute or the Certificate of
 Incorporation directed or required to be exercised or done by the shareholders.

         SECTION 2. Number, Qualifications, Election and Term of Office. The
number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors or by action of the shareholders of the Corporation; provided, however, that the number of directors shall not be less than three, except that when all the shares of the Corporation are owned beneficially by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the shareholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. All the directors shall be at least eighteen years of age. Directors need not be shareholders. Except as otherwise provided by statute or these
By-Laws, the directors (other than members of the initial Board of Directors)
shall be elected at the annual meeting of the shareholders. At each meeting of the shareholders for the election of directors at which a quorum is present, the person receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the shareholders in which his class expires and until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

         SECTION 3. Classification of Directors. The directors of the Company shall be divided into three (3) classes. The terms of office of the directors initially classified shall be as follows: that of the first class shall expire at the next annual meeting of shareholders, the second class at the second succeeding annual meeting, and the third class at the third succeeding annual meeting. Thereafter, directors will be elected to hold office until the third succeeding annual meeting.

         SECTION 4. Place of Meetings. Meetings of the Board of Directors shall be held at the principal office of the Corporation in the State of New York or at such other place, within or without such State, as the Board of Directors may from time to time determine or shall be specified in the notice of any such meeting.

         SECTION 5. First Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the shareholders, on the same day and at the same place where such annual meeting shall be held.
Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of New York) which shall be specified in a notice thereof given as hereinafter provided in Section 8 of this Article
III.

         SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

         SECTION 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, or by two or more directors of the Corporation or by the President.

         SECTION 8. Notice of Meetings. Notice of each special meeting of the
Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 8, in which notice shall be stated the time and place of the meeting.
Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each director, addressed to him at his residence or usual place of business, by first-class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone, or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

         SECTION 9. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

         SECTION 10. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President
(or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary
(or, in his absence, any person who shall be an Assistant Secretary, if any of them shall be present at such meeting, appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 11. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified herein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 12. Vacancies. Subject to any express provision of the
Certificate of Incorporation, any vacancy in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the shareholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until the next meeting of the shareholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

         SECTION 13. Removal of Directors. Except as otherwise provided by statute, any director may be removed, for cause, at any time, by a majority of the shareholders or by the Board of Directors, at a special meeting thereof convened in accordance with the provisions of these By-Laws.

         SECTION 14. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

         SECTION 15. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of directors, designate one or more committees, including an executive committee, each committee to consist of three or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors.
Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

         SECTION 16. Action by Consent. Unless restricted by the Certificate of
Incorporation, any action required or permitted to be taken by the Board of
Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the Members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or much committee.

         SECTION 17. Telephonic Meeting. Unless restricted by the Certificate of
Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

                                    Officers
                                    --------

         SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the President,
Chief Executive Officer, Chief Financial Officer, one or more Vice Presidents, the Secretary, and the Treasurer. If the Board of Directors wishes, it may also elect as an officer of the Corporation a Chairman of the Board and may elect other officers (including one or more Assistant Treasurers and one or more
Assistant Secretaries), as may be necessary or desirable for the business of the
Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary; provided, however, that such two offices may be held by the same person if all of the outstanding shares of the Corporation are owned by such person. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the shareholders, and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

         SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

         SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

         SECTION 4. Chairman of the Board.

         (a)    Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the Board, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors or the shareholders. He shall advise and counsel with the President, and in his absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

         (b)    Non-executive Chairman of the Board. In lieu of a Chairman of the Board described in (a) above, a non-executive Chairman of the Board, who shall be a member of the Board but not an officer of the Corporation, may be elected and, if present, shall preside at each meeting of the Board of Directors or the shareholders. He shall advise and counsel with the President, and in his absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

         (c)    Chairman Emeritus. In addition to a Chairman of the Board
described in Section 4(a) above or a non-executive Chairman described in Section
4(b) above, a Chairman Emeritus, who shall be a member of the Board, may be elected and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

         SECTION 5. The President. The President shall be the Chief Operating
Officer of the Corporation. He shall in the absence of the Chairman of the Board or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the shareholders. He shall perform all duties incident to the office of President and chief operating officer and such other duties as may from time to time be assigned to him by the Board of
Directors.

         SECTION 6. Chief Executive Officer. The Chief Executive Officer shall be a principal executive officer of the Corporation. He shall perform all duties incident to the office of Chief Executive officer and such other duties as may from time to time be assigned to him by the Board of Directors. If a Chief
Executive Officer shall not have been appointed, the Chairman of the Board shall be the Chief Executive Officer or if a Chairman of the Board shall not have been elected, then the President shall be the Chief Executive Officer.

         SECTION 7. Vice-President. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors, the President or the Chief Executive Officer. At the request of the President,
Chief Executive Officer, or in their absence or in event of their inability or refusal to act, the Vice-Presidents in the order determined by the Board of
Directors (or if there be no such determination, then the Vice Presidents in the order of their election), shall perform the duties of the President or Chief
Executive Officer, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President or Chief Executive Officer in respect to the performance of such duties.

         SECTION 8. Chief Financial Officer. The Chief Financial Officer shall be responsible for the Corporation's overall financial condition and shall adopt and supervise applicable policies and procedures. He shall establish credit and collection policies, establish appropriate inventory levels, review compensation and fringe Benefits for key employees, create internal control systems, enter and maintain the Corporation's commercial and investment banking relationships and shall seek positive financial public relations for the Corporation. At the request of the Board of Directors, the Chief Financial Officer shall render to the Board of Directors and account of the financial condition of the
Corporation.

         SECTION 9. Treasurer. The Treasurer shall:

         (a)    have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

         (b)    keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

         (c)    deposit all moneys and other valuables to the credit of the
         Corporation in such depositories as may be designated by the Board of
         Directors or pursuant to its direction;

         (d)    receive, and give receipts for, moneys due and payable to the
         Corporation from any source whatsoever;

         (e)    disburse the funds of the Corporation and supervise the
         investments of its funds, taking proper vouchers therefor;

         (f)    render to the Board of Directors, whenever the Board of
         Directors may require, an account of the financial condition of the
         Corporation; and

         (g)    in general, perform all duties incident to the office of
         Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 10. Secretary. The Secretary shall:

         (a)    keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the shareholders;

         (b)    see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

         (c)    be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the
         Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

         (d)    see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

         (e)    in general, perform all duties incident to the office of
         Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 11. The Assistant Treasurer. The Assistant Treasurer, or if
there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

         SECTION 12. The Assistant Secretary. The Assistant Secretary, or if
there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

         SECTION 13. Officers' Bond or Other Security. If required by the Board of Directors, any office of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.

         SECTION 14. Compensation. The compensation of the officers of the
Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V

                                  Shares, etc.
                                  ------------

         SECTION 1. Share Certificates. Each owner of shares of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of the Corporation owned by him. The certificates representing shares shall be signed in the name of the
Corporation by the Chairman of the Board or the President or a Vice-President
and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant
Treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent, or is registered by a registrar (other than the Corporation or one of its employees), the signatures of the Chairman of the Board, President, Vice President, Secretary,

Assistant Secretary, Treasurer or Assistant Treasurer upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed any such certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue. When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to he issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitation of other series.

         SECTION 2. Books of Account and Record of Shareholders. There shall be kept correct and complete books and records of account of all the business and transactions of the Corporation. There shall also be kept, at the office of the
Corporation, in the State of New York, or at the office of its transfer agent in said State, a record containing the names and addresses of all shareholders of the Corporation, the number of shares held by each, and the dates when they became the holders of record thereof.

         SECTION 3. Transfer of Shares. Transfers of shares of the Corporation shall be made on the records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares shall stand on the record of shareholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall he made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to a transfer agent, such fact shall be noted on the records of the Corporation.

         SECTION 4. Transfer Agents and Registrars. The Board of Directors may
appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signature of any of them.

         SECTION 5. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

         SECTION 6. Fixing of Record Date. The Board of Directors may fix, in
advance, a date not more than fifty nor less than ten days before the date then fixed for the holding of any meeting of the shareholders or before the last day on which the consent or dissent of the shareholders may be effectively expressed for any purpose without a meeting, as the time as of which the shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were shareholders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of
Directors may fix, in advance, a date not more than fifty nor less than ten days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of shares or other securities, as the record date for the determination of the shareholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

         SECTION 7. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of the Corporation shall immediately notify the
Corporation of any loss, destruction or mutilation of such certificate in the place of any certificate theretofore issued by it, which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. The
Board of Directors may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of
Directors in its absolute discretion shall determine, to indemnify the
Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate.

                                   ARTICLE VI

                                 Indemnification
                                 ---------------

         On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the
Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the
Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

         On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with an appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

                                   ARTICLE VII

                               General Provisions
                               ------------------

         SECTION 1. Dividends. Subject to statute and the Certificate of
Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

         SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the
Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

         SECTION 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

         SECTION 4. Fiscal Year. The first fiscal year of the Corporation shall begin on January 1, but may thereafter be changed by resolution of the Board of
Directors.

         SECTION 5. Checks, Notes, Drafts, etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

         SECTION 6. Execution of Contracts, Deeds, etc. The Board of Directors
may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

         SECTION 7. Voting of Stocks in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or
the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other Corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other Corporation, or to consent in writing to any action by any such other Corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the President may, or may
instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.

                                  ARTICLE VIII

                                   Amendments
                                   ----------

         These By-Laws may be amended or repealed or new By-Laws may be adopted at any annual or special meeting of shareholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of directors provided that notice of the proposed amendment or repeal or adoption of new By-Laws is contained in the notice of such meeting. These
By-Laws may also be amended or repealed or new By-Laws may be adopted by the
Board at any regular or special meeting of the Board of Directors. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.
By-Laws adopted by the Board of Directors may be amended or repealed by the shareholders.